Capital Expenditures Forecast(1) 2025 – 2029 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 2025 2026 2027 2028 2029 $ M ill io n s New Capacity & Energy Resources ($0M-$463M) Distribution ($216M-$262M) High Voltage Transmission ($190M-$406M) Transmission ($87M-$222M) Hydro ($107M-$166M) General Plant ($76M-$104M) Thermal ($10M-$68M) (1)As of February 20, 2025, this graphic is a representation of the 5-year capital expenditures forecast. See IDACORP’s 2024 Form 10-K for a summary of project types included in the 5-year forecast. New capacity and energy resources are subject to the outcome of RFP processes. In September 2025, Idaho Power and the developer of the 300 MW Idaho Power-owned wind project included in this chart terminated the project agreement due to permitting delays and uncertainty around federal land use policies. IPC is pursuing other resources to meet capacity and energy deficits. (2) The updated estimated capital expenditures incorporate removal of the 300MW wind project, as well as the addition of the proposed 167MW Bennett gas plant, and a broad mix of other capital investments. ~$554M actual per year average, previous 5 years ~103% increase ~$1,127M per year average forecast 16 The capital expenditures in the chart below for the period from 2025 to 2029 were estimates as of February 2025. As of the date of this presentation, IDACORP now expects capital expenditures in the chart below for the period from 2026 to 2029 to be approximately 20% higher than the February 2025 estimates.(2) IDACORP plans to publish an updated capital expenditure forecast in February 2026 for the period from 2026 to 2030. Exhibit 99.1